UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013

GTx, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of GTx, Inc. (the “Company”), the Company’s stockholders approved the GTx, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), which 2013 Plan became effective on that date. The 2013 Plan is intended to be the successor to the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). The terms of the 2013 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. The total number of shares of the Company’s common stock available for issuance under the 2013 Plan is initially 4,208,157 shares plus up to an additional 6,093,559 Returning Shares (as defined below) as such shares become available from time to time as set forth in the 2013 Plan. “Returning Shares” means the shares subject to outstanding awards granted under the 2004 Plan and each of the Genotherapeutics, Inc. Stock Option Plan, the GTx, Inc. 2000 Stock Option Plan, the GTx, Inc. 2001 Stock Option Plan and the GTx, Inc. 2002 Stock Option Plan (collectively, the “Prior Plans”) that, from and after the effective date of the 2013 Plan, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those shares, are repurchased at the original issuance price or are otherwise reacquired or withheld to satisfy a tax withholding obligation in connection with such awards (since the 2013 Plan was approved by the Company’s stockholders, no additional stock awards will be granted under the Prior Plans, however). In addition, the shares of the Company’s common stock available for issuance under the 2013 Plan will automatically increase on January 1st of each year, for ten years, commencing on January 1, 2014, in an amount equal to 4% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, or such lesser (or no) amount as may be approved by the Company’s Board of Directors. Eligible participants under the 2013 Plan include the Company’s employees, consultants and directors, including the Company’s executive officers.

A more detailed summary of the material features of the 2013 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on March 15, 2013. That summary and the foregoing description are qualified in their entirety by reference to the text of the 2013 Plan, a copy of which is incorporated by reference as Exhibit 10.1 hereto.

Item 5.07                               Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on May 2, 2013 at the Company’s corporate offices in Memphis, Tennessee, the Company’s stockholders voted on the following four proposals:

(1)         Proposal to elect the two nominees named below as Class III directors to serve until the Company’s 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.  Each of the two named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non- Vote
Michael G. Carter, M.D., Ch.B., F.R.C.P.	49,041,358	1,248,289	10,051,115
J. R. Hyde, III	48,953,815	1,335,932	10,051,115

The Company’s Class I directors, Barrington J. A. Furr, Ph.D. and Kenneth S. Robinson, M.D., M.Div., will each continue to serve on the Company’s Board of Directors until the Company’s 2014 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Company’s Class II directors, J. Kenneth Glass and Mitchell S. Steiner, M.D., F.A.C.S., will each continue to serve on the Company’s Board of Directors until the Company’s 2015

Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

(2)         Proposal to ratify the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
60,236,696	94,692	9,374	0

(3)         Proposal to approve the GTx, Inc. 2013 Equity Incentive Plan. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
42,793,470	7,395,651	100,526	10,051,115

(4)         Proposal to approve the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
42,924,447	7,264,809	100,391	10,051,115

Item 9.01                   Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

10.1	GTx, Inc. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 in the Company’s registration statement on Form S-8 (File No. 333-188377), as filed with the SEC on May 6, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: May 6, 2013	By:	/s/ Henry P. Doggrell
Name: Henry P. Doggrell
Title: Vice President, Chief Legal Officer and Secretary

EXHIBITS

Exhibit Number	Description

10.1	GTx, Inc. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 in the Company’s registration statement on Form S-8 (File No. 333-188377), as filed with the SEC on May 6, 2013)